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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of Earliest Event Reported): September 1, 2000
                                                         -----------------

                          INDIAN VILLAGE BANCORP, INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      Pennsylvania                  0-25971                 34-1891199
      ------------                  -----------             ----------
(State or other Jurisdiction of     (Commission             (IRS Employer
 Incorporation or Organization      File Number)            Identification No.)

                100 South Walnut Street, Gnadenhutten, Ohio 44629
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               (Address of Principal Executive Offices) (Zip Code)

                                 (740) 254-4313
                                 ---------------
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)





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ITEM 5.  OTHER EVENTS

      On September 1, 2000, the Board of Directors of Indian Village Bancorp, Inc. (the "Company") declared a special cash distribution in the amount of $2.00 per outstanding share of common stock, payable on or about September 29, 2000 to shareholders of record as of the close of business on September 19, 2000. The Company expects the majority of the distribution to qualify as a return of capital, although the exact qualifying amount cannot be confirmed until the Company determines its operating results for the tax year ending December 31, 2000. The amount that would qualify as a return of capital will be treated as a reduction in the cost basis of each share and not as a dividend on which shareholders would have to pay income tax.

      The  Company's   press  release,   announcing   the   declaration  of  the
distribution, is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 99.1            Company's Press Release dated September 5, 2000












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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              INDIAN VILLAGE BANCORP, INC.



Dated: September 5, 2000      By:/s/Marty R. Lindon
                                 ----------------------------------------
                              Marty R. Lindon
                              President and Chief Executive Officer













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